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               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                     EQUIDYNE CORPORATION
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

     .......................................................

     (5)  Total fee paid:

     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................




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                          [Equidyne Corporation Logo]

                                                                 August 22, 2003

                   TIME IS SHORT -- PLEASE VOTE THE ENCLOSED
                            WHITE PROXY CARD TODAY!

Dear Fellow Equidyne Stockholder:

    Last month we wrote to you about a dissident foreign shareholder, MFC Bancorp Ltd. ('MFC'), that is trying to take control of your Company. We now need your support to turn away this hostile attack. You can do so by simply signing and returning the enclosed WHITE proxy card in the envelope provided.

    Our Annual Meeting of Stockholders is only days away and, more than ever before, we need your support to protect your investment in your Company. You may have already received a proxy statement and a green proxy card from a dissident merchant bank, MFC Bancorp Ltd. WE URGE YOU TO DISCARD ANY GREEN PROXY YOU MAY RECEIVE AND TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY.

    Your Board and Management team recognize that the needle-free industry has gone through a difficult economic period in recent years with two publicly-held needle-free technology companies going into bankruptcy. We believe, however that the decline in our stock price since January 2, 2002 has been less than the decline in the stock price of the other publicly held needle-free companies as a direct result of the efforts of our new management team. In this regard, even though your present management team has only recently completed its first full fiscal year, we believe that we have properly repositioned the Company and that we have in place a sound business plan that will serve as a catalyst for increased stockholder value. During this period in which we have significantly decreased the operating expenses of the Company, we have also:

   o  resolved multiple litigation claims from prior management,

   o renegotiated Equidyne's long-term contractual manufacturing commitments entered into by prior management,

   o completed targeted product development involving disposable injector and pre-filled ampule technology,

   o obtained patent protection for the Low-Cost, Disposable Needle-Free Injector System on December 29, 2002,

   o filed for patent protection on the Company's Pre-Filled Ampule Technology in the U.S. and key international markets,




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   o  obtained 510(k) clearance from the FDA to market the INJEX 30 System for insulin administration over the counter,

   o enhanced Equidyne's technology portfolio available for licensing or other strategic transaction, and

   o engaged a financial advisor to assist the Board and current management in seeking business opportunities and strategic alternatives designed to enhance stockholder value.

DON'T LET MFC BLOCK OUR EFFORTS TO IMPROVE THE VALUE OF YOUR INVESTMENT BY PLACING THEIR PERSONAL DIRECTORS ON THE BOARD OF YOUR COMPANY.

    It now appears to us that MFC has parroted our business plan in their proxy materials and claimed our existing programs of preserving the Company's cash by minimizing overhead expenses, discontinuing investments and expenses related to the needle-free industry, and seeking new business opportunities as part of their business strategy. Based MFC's failure to communicate any new ideas for enhancing value at our company, and their nominal stockholdings in your Company, we are puzzled as to why MFC is seeking to replace your current Board of Directors with their hand-picked nominees.

                       WHO IS MFC AND WHAT DO THEY WANT?

    MFC is a merchant bank based in Berlin and Vienna. They are the record holder of only 100 shares of Equidyne stock but have voting authority over 8.7% of our outstanding shares which are held by a German stockholder, Concord Effekten AG. Pursuant to this mercenary arrangement, MFC has informed your Board that they wish to replace it with a pack of directors who have no financial interest in our company and little, if any, experience in our highly specialized industry. Although MFC holds an option to acquire 485,844 shares of Equidyne's common stock, MFC has not elected to exercise its option to date. ASK YOURSELF IF MFC HAS YOUR INTERESTS AT HEART AND THE ANSWER SHOULD BE A DEAFENING NO.

    We believe that MFC and its nominees have a history of charging generous compensation packages and charging substantial advisory fees to previous targets. For example, in 2002, MFC took control of Cybernet Services International, Inc and in the year ended December 31, 2002, MFC collected fees from Cybernet totaling $2,575,560 (excluding Mr. Smith's compensation).

    We are concerned that MFC has a similar scheme in mind regarding Equidyne. ALREADY, MFC HAS STATED THAT THEY WILL SEEK $275,000 FROM YOUR COMPANY FOR COSTS ASSOCIATED WITH THIS PROXY CONTEST THAT THEY INITIATED AND, IF THEY STAY TRUE TO THEIR HISTORICAL TACTICS, WE FEAR THAT MFC WILL SOON BE GRANTING THEMSELVES EXORBITANT 'MANAGEMENT FEES' AT THE EXPENSE OF OUR COMPANY'S STOCKHOLDERS.

    Tell MFC that our Company will not be leeched out of existence. Take the time right now to vote the enclosed WHITE proxy card to support your Board of Directors and destroy any green proxy that you may receive from MFC.




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                   YOUR BOARD IS WORKING FOR YOUR INVESTMENT

    We have recently hired Cypress Associates LLC to act as our financial advisor and investment banker to assist us in exploring our strategic alternatives and further evaluating business opportunities already under consideration by your Board. Among the possible alternatives we are studying are: a strategic acquisition; a sale or merger; a sale or license of assets or a liquidation. Once we have carefully reviewed these and other possible courses of action, we will recommend measures that we believe are in the best interests of all of our stockholders.

    Until then, we urge you to support your Company by voting for the current, experienced Board of Directors on the enclosed WHITE proxy card and to not return any green proxy card, even as a vote against MFC since you may inadvertently cancel out your vote for Management. If you have already returned a green proxy card, you have every right to change your vote by returning a later dated WHITE proxy card.

    Again we want to emphasize that there is not much time remaining until our Annual Meeting and it is imperative that you act as quickly as possible. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR WHITE PROXY CARD, PLEASE CALL OUR PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT (800) 322-2885.

    Thank you in advance for supporting your company's Management during this critical period for your investment.

                                          Sincerely,
                                          Marcus R. Rowan
                                          Marcus R. Rowan
                                          Chief Executive Officer


                INFORMATION REGARDING FORWARD LOOKING STATEMENTS

    Certain statements contained herein and other written material and oral statements made from time to time by us do not relate strictly to historical or current facts. As such, they are considered 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995 that provide current expectations or forecasts of future events. Such statements are typically characterized by terminology such as 'believe,' 'anticipate,' 'should,' 'intend,' 'plan,' 'will,' 'expect,' 'estimate,' 'project,' 'strategy' and similar expressions. Our forward-looking statements generally relate to our ability to develop and execute our business plan, the prospects for future sales of our products, the success of our international marketing activities, the success of our strategic corporate relationships, the adoption and use of needle-free technology and the success of our diversification and strategic alternative initiatives. These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including the following: our ability to achieve profitable operations and to maintain sufficient cash to operate our business and meet our liquidity requirements; our ability to obtain financing, if required, on terms acceptable to us, if at all; the success of our research and development activities and our ability to obtain regulatory authorizations for developed products, if any; competitive developments affecting our current products; our ability to successfully identify and attract strategic partners and to market both new and existing products domestically and internationally; difficulties or delays in manufacturing; trends toward managed care and health care cost containment; exposure to product liability and other types of lawsuits and regulatory proceedings; our ability to protect our intellectual property both domestically and internationally; governmental laws and regulations affecting domestic and foreign operations; our ability to identify and complete diversification opportunities or strategic alternatives, including potential strategic acquisitions, a potential sale or merger, a potential sale or license of assets, including Equidyne's needle-free technology, and a potential liquidation; and the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items, as well as other risks identified in our filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.




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 IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR WHITE PROXY CARD,
OR NEED ADDITIONAL COPIES OF EQUIDYNE CORPORATION PROXY MATERIALS, PLEASE CALL
           MACKENZIE PARTNERS AT THE PHONE NUMBERS LISTED BELOW.

                              [MacKenzie Logo]
                             105 Madison Avenue
                          New York, New York 10016
                     email: proxy@mackenziepartners.com
                        Call collect: (212) 929-5500
                        OR TOLL FREE: (800) 322-2885
                         Facsimile: (212) 929-0308

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